                         AMERICAN ITALIAN PASTA COMPANY

                      Section 16 Limited Power Of Attorney

                                       FOR

                                   Jim Heeter

     The undersigned  hereby  constitutes and appoints George D. Shadid and Paul
R.  Geist,  and  each of them  singly  (and  their  respective  designees),  the undersigned's true and lawful attorneys-in-fact to:

     (1)  executive for and on behalf of the undersigned,  in the  undersigned's capacity  as an  executive  officer,  10%  owner  and/or  director  of
          American  Italian  Pasta  Company  (the  "Company"),  Forms 3, 4 and 5
          (including any amendments thereto) in accordance with Section 16(a) of the  Securities  Exchange  Act  of  1934  and  the  rules  promulgated thereunder (the "34 Act");

     (2)  do and  perform  any and all  other  acts  for  and on  behalf  of the undersigned  which may be  necessary or desirable to complete any such
          Form 3, 4, or 5  (including  any  amendments  thereto) and timely file such form in accordance  with the 34 Act,  including  filing such form with the United  States  Securities  and Exchange  Commission  and any
          stock exchange or similar authority; and

     (3)  take any other action of any type  whatsoever in  connection  with the foregoing  which, in the opinion of such  attorney-in-fact,  may be of benefit  to, in the best  interest  of, or  legally  required  by, the undersigned,  it being understood that the documents  executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of  Attorney  shall be in such form and shall  contain  such terms and
          conditions   as   such    attorney-in-fact   may   approve   in   such
          attorney-in-fact's discretion.

     The undersigned hereby grants to such  attorneys-in-fact (1) full power and authority  to do and perform any and every act and thing  whatsoever  requisite, necessary  or proper to be done in the  exercise of any of the rights and powers herein  granted that the  undersigned  might or could do personally and (2) full power and authority to designate others to act for such attorneys-in-fact and to revoke such designation.  The undersigned also hereby ratifies and confirms that such attorneys-in-fact, or such attorneys-in-fact's designees, shall lawfully do or cause to be done by virtue of this  Limited  Power of Attorney and the rights
and  powers   granted   hereby.   The   undersigned   hereby   authorizes   such
attorneys-in-fact  or their  designees to determine in their sole discretion the time  when and  manner in which any  power  herein  conferred  upon him shall be exercised.

American Italian Pasta Company
Limited Power of Attorney

     This Limited Power of Attorney  shall remain in full force and effect until the  undersigned  is no longer  required to file Forms 3, 4 and 5 (including any
amendments   thereto)  with  respect  to  the  undersigned's   holdings  of  and
transactions in securities issued by the Company,  unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     The undersigned acknowledges that the foregoing attorneys-in-fact and their designees  (1) are serving in such  capacity at the request of the  undersigned,
(2) are only assisting the undersigned with his or her obligations under Section
16 of the 34 Act, and (3) it is the undersigned's  responsibility to comply with
Section 16 of the 34 Act.

         IN WITNESS HEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of February, 2006.

                                                /s/ Jim Heeter
                                               ----------------------------
                                               Name:  Jim Heeter

Witness

/s/ Pam Ronfeldt
----------------------------
Name: